STANDSTILL AGREEMENT


                  STANDSTILL AGREEMENT (this "Agreement") effective as of May 19, 1997, by and among Radio One, Inc., a Delaware corporation ("Radio One"); the subsidiaries of Radio One from time to time party hereto and who are guarantors of the Senior Indebtedness (as defined below) (herein referred to as the "Subsidiaries" and collectively, with Radio One hereinafter referred to as the "Companies," and individually as a "Company"); ALTA Subordinated Debt Partners III, L.P., BancBoston Investments, Inc., Grant M. Wilson, Syncom Capital Corporation, Alliance Enterprise Corporation, Greater Philadelphia Venture Capital Corporation, Inc., Opportunity Capital Corporation, Capital Dimensions Venture Fund, Inc., TSG Ventures Inc. and Fulcrum Venture Capital Corporation (together with their respective successors and assigns, each an "Investor" and collectively the "Investors"); Alfred C. Liggins, Catherine L. Hughes and Jerry A. Moore, III (each, a "Management Stockholder" and collectively, the "Management Stockholders"); and NationsBank of Texas, N.A., as Agent ("Agent") for itself and the other Senior Lenders (hereinafter defined), and United States Trust Company of New York, as trustee (the "Trustee") for the holders of the Senior Subordinated Notes under the Indenture (as those terms are hereinafter defined).

                                   WITNESSETH:

                  WHEREAS, Radio One, the Investors, certain Subsidiaries of Radio One then existing, and the Management Stockholders entered into a Securities Purchase Agreement, dated June 6, 1995 (the "Securities Purchase Agreement"), pursuant to which: (i) Radio One sold and the Investors purchased from Radio One subordinated promissory notes due in the year 2003 in the aggregate principal amount of $17,000,000 (the "Subordinated Notes"); and (ii) Radio One sold and the Series B Preferred Investors (as defined below) purchased from Radio One warrants (the "New Warrants") for an aggregate of 50.93 shares of the Common Equity of Radio One on a fully-diluted basis;

                  WHEREAS, simultaneously with the execution of the Securities Purchase Agreement, Radio One and the Series A Preferred Investors (as defined below) entered into an Exchange Agreement (the "Exchange Agreement") dated as of June 6, 1995, pursuant to which the Series A Preferred Investors exchanged all of their then existing warrants for $6,251,094 in cash and new warrants (the "Exchange Warrants", together with the New Warrants, the "Warrants") to purchase an aggregate of 96.11 shares of the common stock of Radio One on a fully-diluted basis;

                  WHEREAS, simultaneously with the execution of the Securities Purchase Agreement, Radio One, the Investors, certain subsidiaries of Radio One then existing, and the Management Stockholders entered into a Warrantholders' Agreement dated as of June 6, 1995 (referred to herein as the "Existing Warrant Agreement"), to govern the rights of each under the Warrants;

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                  WHEREAS,  Radio One has heretofore  entered into: (i) an asset purchase agreement with Jarad Broadcasting Company of Pennsylvania, Inc., dated December 6, 1996, as amended (the WPHI-FM Purchase Agreement"), which provides for the purchase of certain assets used or held for use in the operation of Radio Station WPHI-FM, licensed to Jenkintown, Pennsylvania ("WPHI-FM"), and
(ii) a binding letter of intent (the "WYCB-AM Letter of Intent") to acquire the stock of the corporation holding Radio Station WYCB-AM, Washington, D.C. ("WYCB-AM," and together with WPHI-FM, the "New Stations");

                  WHEREAS, simultaneously with the execution hereof, Radio One will issue its 12% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes") to certain investors (the "Senior Subordinated Noteholders") pursuant to an offering under Rule 144A of the Securities Act of 1933, as amended, with respect to which Radio One shall receive gross proceeds in an amount equal to $75,000,000 (the "Senior Subordinated Debt Financing") for the purpose of: (i) funding the balance of the purchase price for WPHI-FM (the "WPHI-FM
Acquisition") and WYCB-AM (the "WYCB-AM Acquisition," and together with the WPHI-FM Acquisition, the "Acquisitions"), (ii) repaying all of the outstanding indebtedness due under the Amended and Restated Senior Credit Agreement dated as of June 6, 1995, among Radio One, certain Subsidiaries of Radio One then existing, NationsBank of Texas, N.A., as agent and lender, and the other Senior Lenders named therein (as amended, the "Existing Senior Credit Agreement");
(iii) paying for the leasehold improvements, new equipment and other amounts associated with moving Radio One's Washington, D.C. offices and studios in the second quarter of 1997 to an office building located in Lanham, Maryland; (iv) providing funding for other general purposes, including working capital; and (v) paying the related fees and expenses of the offering of the Senior Subordinated Notes, the exchange of Preferred Stock (as defined herein) for the Subordinated Notes and the Acquisitions;

                  WHEREAS, Radio One, Radio One Licenses, Inc., a Delaware corporation (the "Subsidiary"), and NationsBank of Texas, N.A. (together with any other lender thereunder, and its successors and assigns, a "Senior Lender"), intend to enter into that certain Amended and Restated Senior Credit Agreement with Radio One, dated as of May 19, 1997, amending and restating the Existing Senior Credit Agreement (as amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted from time to time, the "Senior Credit Agreement"), pursuant to which the Senior Lender will loan up to $7,500,000 of secured senior debt to Radio One in the form of a line of credit for working capital needs and general corporate purposes, and including a letter of credit facility for good faith escrow deposits in connection with Permitted Acquisitions and to secure certain Capital Lease Obligations; and

                  WHEREAS, pursuant to the terms of a Preferred Stockholders' Agreement, dated as of May 14, 1997 by and among the Investors, including without limitation the Investors listed as Series A Preferred Investors on Schedule A thereto (the "Series A Investors") and the Investors listed as Series B Preferred Investors on Schedule A thereto (the "Series B Investors"), Radio One, the Subsidiary, and each Management Stockholder (the "Preferred Stockholders' Agreement"), and as a necessary condition to the Senior Subordinated Debt Financing, (i) the Series A Preferred Investors will exchange all of their Subordinated Notes (including all accrued

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but  unpaid  interest  thereon)  for the number of shares of Series A 15% Senior
Cumulative Redeemable Preferred Stock of Radio One (the "Series A Preferred Stock") listed on Schedule A to the Preferred Stockholders' Agreement, and (ii) the Series B Preferred Investors will exchange all of their Subordinated Notes (including all accrued but unpaid interest thereon) for the number of shares of Series B 15% Senior Cumulative Redeemable Preferred Stock of Radio One (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the
"Preferred  Stock")  listed  on  Schedule  A  of  the  Preferred   Stockholders'
Agreement; and

         WHEREAS, on or about the date hereof, the Companies, the Management Shareholders and the Investors will enter into a First Amendment to the Existing Warrant Agreement (as so amended, the "Warrant Agreement"), pursuant to which replacement certificates (entitled "Amended and Restated Warrants") will be issued in replacement of the outstanding warrant certificates reflecting changes in Radio One's debt and capital structure. The term "Warrants" as used herein shall include such replacement certificates.

                  In order to induce the Senior Lenders to make financial accommodations to the Companies and to enter into the Senior Credit Agreement, and to induce the Senior Subordinated Noteholders to purchase the Senior Subordinated Notes, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies, the Investors and the Management Stockholders hereby agree with the Agent on behalf of the Senior Lenders, and the Trustee, on behalf of the Senior Subordinated Noteholders that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, each such party will comply with such of the following provisions as are applicable to it:

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                  1. Certain Definitions.

                     1.1 Capitalized Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings specified for such terms in Appendix A.

                     1.2 Senior Indebtedness. The term "Senior Indebtedness" shall mean any and all loans, advances, extensions of credit and any other indebtedness, obligations and/or liabilities, now existing or hereafter arising, direct or indirect, absolute or contingent, of the Companies, or any of them to
(i) the Senior Lenders outstanding from time to time, whether pursuant to the Senior Credit Agreement, any guaranty or guaranties thereof, the notes issued pursuant thereto any security agreement or any other agreement or document entered into by any of the Companies in connection therewith (collectively, the "Loan Documents") (including, without limitation, any and all indebtedness to the Senior Lenders in respect of any and all future loans or advances or extensions of credit made to the Companies, or any of them, by the Senior
Lenders prior to, during or following any proceeding in respect of any "Reorganization", as defined in Section 3.2 hereof, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to the Senior Lenders, whether arising in connection

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


with the Senior Credit Agreement, or any other Loan Documents, or such other indebtedness (all of the foregoing sometimes referred to herein as the "Primary Senior Indebtedness"), and (ii) the Senior Subordinated Noteholders from time to time, pursuant to that certain Indenture, by and between the Company and the Trustee, dated May 15, 1997 (as amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted from time to time, the "Indenture"), the Senior Subordinated Notes issued pursuant thereto, the guaranties of the Subsidiaries with respect thereto (the "Subordinated Guaranties"), or otherwise, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to the Senior Subordinated Noteholders, whether arising in connection with the Indenture, the Senior Subordinated Notes, the Subordinated Guaranties or any other document executed in connection therewith, (regardless of the extent to which the Senior Credit Agreement, or any other Loan Document, or such other indebtedness, or the Indenture, the Senior Subordinated Notes or the Subordinated Guaranties is enforceable against the Companies and regardless of the extent to which such amounts are allowed as claims against the Companies in any Reorganization, and including any interest thereon accruing after the commencement of any Reorganization and any other interest that would have accrued thereon but for the commencement of such Reorganization); provided, that without the prior consent of Investors holding a majority in interest of the Preferred Stock, the Senior Lenders shall not increase the greater of (i) the aggregate committed amount of $7,500,000 under the Senior Credit Agreement or (ii) the principal amount of loans under the Senior Credit Agreement permitted to be outstanding to the Companies, by an amount in excess of $2,500,000, and the Senior Subordinated Noteholders will not increase the principal amount outstanding under the Senior Subordinated Notes. All holders of Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to the Investors.

                     1.3 Subordinated Obligations. The term "Subordinated Obligations" shall mean any and all existing and hereafter arising obligations and/or liabilities whatsoever of the Companies, or any of them, to (i) the Investors in connection with the Preferred Stock, whether payments made in respect of Liquidation Value or dividends of the Preferred Stock, indemnities or otherwise in respect of such Preferred Stock, whether direct or indirect, absolute or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation: all indebtedness, obligations and/or liabilities arising under, resulting from, relating to or in connection with such Preferred Stock, and further including without limitation any amounts paid at any time to the Investors under or in connection with provisions of the Securities Purchase Agreement and (ii) the Investors in connection with or under the, the Warrant Agreement, the Warrants, any and all proxies granted in connection therewith, and (iii) any indebtedness of the Company or any Subsidiary issued to the Investors, if any and at any time, in any transaction related to or in connection with the Preferred Stock or the Warrants, and in each case any and all agreements or instruments securing any of the obligations, indebtedness and/or liabilities evidenced by, arising under, resulting from or related to the foregoing (all of the foregoing, together with any other agreement, document, instrument, certificate or proxy evidencing or relating to any of the foregoing, the transactions contemplated therein or the Subordinated Obligations being hereinafter collectively referred to as the "Subordinated Agreements").

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 2. Representations and Warranties.

(a) The Company and each Management Shareholder hereby represents and warrants to the Agent, the Senior Lenders, the Trustee and each Senior Subordinated Noteholder that:

         (i) At the date hereof (i) the total number of shares of 15% Series A Preferred Stock authorized by Radio One, held by the Series A Investors, is 100,000 shares, par value $.01 per share; with an aggregate Liquidation Value for all such Series A Preferred Stock equal to $8,484,303; and (ii) the total number of shares of 15% Series B Preferred Stock authorized by the Company, held by the Series B Investors, is 150,000 shares, par value $.01 per share, with an aggregate Liquidation Value for all such Series B Preferred Stock equal to $12,446,710. At the date hereof, no dividends have been declared or have accrued with respect to the Preferred Stock. All of the Investors holding Series A Preferred Stock are listed on Exhibit A, under the caption "Series A Preferred Investors"; all of the Investors holding Series B Preferred Stock are listed on Exhibit A, under the caption "Series B Preferred Investors". All of the Investors holding warrants are listed on Exhibit A, under the caption "Warrantholders".

         (ii) True, accurate and complete copies of the Subordinated Agreements are attached hereto as Exhibit B; and


(b) Each Investor hereby represents and warrants to the Agent, the Senior Lenders, the Trustee and each Senior Subordinated Noteholder that:

         (i) Each Investor is the holder of the Preferred Stock held by it, and in the case of Investors owning Warrants, the Warrants, free and clear of all liens, claims and encumbrances, and such Investor is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement.

         (ii) Each Investor hereby consents to the Companies incurring the Senior Indebtedness, including, without limitation, all future loans and extensions of credit by the Senior Lenders and the Senior Subordinated Noteholders to the Companies (to the extent permitted hereunder), or any of them, for all purposes for which such consent may be required under the Subordinated Agreements or otherwise;

         (iii) Such Investor has no liens on, security interests in, or other rights to any of the assets of the Companies.

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

                  3. Terms of Subordination.

                     3.1 No Transfer. The Investors will not sell or otherwise dispose of any of the Subordinated Obligations, including, without limitation, the Preferred Stock or the Warrants, except with the consent of the Senior Lenders (which consent shall not be unreasonably withheld); provided, however, that the Investors may sell or transfer the Preferred Stock or the Warrants to an Affiliate, or any partner of any Investor existing on the date hereof or as required by law or regulation. In all cases, prior to any transfer of the Preferred Stock or the Warrants, or any other Subordinated Obligation, each transferee thereof must (a) agree in advance in writing, pursuant to an agreement in form acceptable to the Senior Lenders, to become a party hereto and
(b) pledge to Agent and the Senior Lenders, in advance, any Warrants so transferred pursuant to a pledge agreement in form acceptable to Senior Lenders. The Investors shall give the Senior Lenders at least thirty (30) days prior written notice of any such proposed transfer stating the identity of the transferee and providing such other information as the Senior Lenders shall reasonably require.

                     3.2 Payment Subordinated. (a) Anything in the Subordinated Agreements to the contrary notwithstanding, each Investor hereby subordinates and defers the payment of the Subordinated Obligations, and the Subordinated Obligations are and shall be hereby made expressly subordinate and junior in right of payment to the prior indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture, and the Subordinated Obligations are hereby subordinated as a claim against the Companies and the Management Stockholders (relating to the Senior Indebtedness) or any of the assets of, or ownership interests in, the Companies whether such claim be (i) in the event of any distribution of the assets of a Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving a Company or the readjustment of the liabilities of a Company or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of a Company (any of the foregoing being hereinafter referred to as a "Reorganization"), (ii) in connection with a sale of the Companies pursuant to the Subordinated Agreements or otherwise or (iii) other than in connection with any Reorganization or any such sale, to the prior indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture. In furtherance of the foregoing, except as provided in Section 3.6 hereof, the Companies will not make, and no holder of Subordinated Obligations will accept or receive, any payment of Subordinated Obligations until all the Senior Indebtedness has been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated.

                     (b) Further, so long as any Claim (as defined in Section 5 hereof) of Agent or any of the Senior Lenders or the Trustee or any Senior Subordinated Noteholder against any of the Companies, the Management Stockholders (relating to the Senior Indebtedness) or any portion of the Senior Indebtedness remains outstanding or unsatisfied, and until the Senior Credit Agreement and the Indenture have been terminated, each Investor agrees that it shall not (i) exercise any of its rights under the Warrants or any other option, warrant, call or other Right (other than, subject to Section 8 hereof, the Investors' rights under Section 10 of the Preferred Stockholders' Agreement and Articles VI and VIII of the Warrant Agreement and under any irrevocable proxy granted to

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

effectuate the Investors' rights under Articles VI and VIII of the Warrant Agreement) it may now have or hereafter acquire with respect to any portion of the capital stock of any of the Companies (collectively, "Equity Rights"), whether acquired pursuant to the Subordinated Agreements or otherwise (A) unless after the exercise of such Warrants or other Equity Rights, the Investors will not own, directly or indirectly, 65% or more of Radio One or any other Company nor be entitled to elect or designate for election a majority of the Board of Directors of any Company, (B) if as a result of such exercise of the Warrants or other Equity Rights, Hughes and Liggins shall not continue to directly own of record and beneficially and to control 35% or more of Radio One and the Companies or would not be entitled to elect or designate for election a majority of the Board of Directors of any Company and (C) unless such Investor shall have first (x) notified the Senior Lenders and the Trustee of its desire to exercise its Warrant, (y) instructed and notified Radio One that any capital stock to be issued in connection with the exercise of any Warrant of any Investor shall be delivered directly to Agent as security for the Primary Senior Indebtedness and
(z) such Investor shall simultaneously pledge such capital stock to the Agent for the benefit of the Senior Lenders pursuant to a pledge agreement in form and substance satisfactory to the Senior Lenders and deliver to Agent stock powers (executed in blank) covering such capital stock, (ii) exercise any rights it now has or hereafter acquires to require a Company to repurchase any of the Warrants pursuant to the Subordinated Agreements or otherwise, or (iii) accept any sums in consideration of repurchase of any of the Warrants.

                     3.3 Distributions in Reorganization. (a) In the event of any Reorganization relative to a Company or property of a Company, all of the Senior Indebtedness shall first have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture shall have been terminated before any payment whatsoever is made upon or in respect of the Subordinated Obligations (including but not limited to payments on account of redemption, liquidation, dividends, or principal, premium, interest or otherwise), and in any such proceedings any payment or distribution of any kind or character whatsoever, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Obligations shall be paid or delivered directly to the (i) Agent for the benefit of the Senior Lenders for application in payment of the Primary Senior Indebtedness, unless and until the Investors shall have received notice in writing from the Agent that all such Primary Senior Indebtedness shall have been indefeasibly paid and satisfied in full in cash and the Senior Credit Agreement shall have been terminated, and
(ii) thereafter to the Trustee, for the benefit of the Senior Subordinated Noteholders, for application in payment of the Senior Subordinated Notes and all monetary obligations of any Company under the Indenture, unless and until the Investors shall have received notice in writing from the Trustee that all such Senior Subordinated Notes and all monetary obligations under the Indenture of any Company shall have been indefeasibly paid and satisfied in full in cash and the Indenture shall have been terminated. In the event that, notwithstanding the foregoing, upon any such Reorganization, any payment or distribution of assets of a Company of any kind or character whatsoever, whether in cash, property or securities, shall be received by any holder of the Subordinated Obligations before all of the Senior Indebtedness is indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated, the Investors agree hereby to cause all such payments and distributions to be immediately paid over, first, to the Agent for the benefit of the Senior Lenders, for application to the payment of all Primary Senior Indebtedness remaining unpaid

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

until the Investors shall have received notice in writing from the Agent that all such Primary Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement has been terminated, and second, to the Trustee for the benefit of the Senior Subordinated Noteholders, for application to the payment of all Senior Subordinated Notes and all other monetary obligations of any Company under the Indenture, until the Investors shall have received notice in writing from the Trustee that all such Senior Subordinated Notes and such other monetary obligations shall have been indefeasibly paid in full in cash and the Indenture has been terminated.

                     (b) Until such time as the Senior Indebtedness has been indefeasibly paid and satisfied in full in cash and the Senior Credit Agreement and the Indenture shall have been terminated, each of the Investors irrevocably authorizes and empowers the Agent, on behalf of the Senior Lenders, and at such time as the Primary Senior Indebtedness shall have been indefeasibly paid in full, the Trustee, on behalf of the Senior Subordinated Noteholders, in any proceedings under any Reorganization (i) to file a proof of claim on behalf of any or all of the Investors with respect to the Subordinated Obligations if any such Investor fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, (ii) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of such Subordinated Obligations, provided that at such time as the Primary Senior Indebtedness shall have been indefeasibly paid in full, amounts received thereafter by the Agent, if any, shall be delivered by the Agent to the Trustee for the benefit of the Senior Subordinated Noteholders, (iii) to prove any and all claims, or seek enforcement thereof, of each of the Investors in any Reorganization proceeding and (iv) to take such other action as may be reasonably necessary to effectuate any of the foregoing. Upon the Agent's or the Trustee's reasonable request, each Investor agrees severally and not jointly to provide to the Agent and the Trustee, all information and documents necessary to present claims or prove claims or seek enforcement thereof as aforesaid. The Investors shall retain the exclusive right to vote their claims in any Reorganization; provided, that no Investor shall be entitled to take any action or vote in any way and each such Investor hereby agrees severally and not jointly to not take any action or vote in any way, so as to contest (i) the validity or the enforceability of the Senior Credit Agreement, any of the other Loan Documents or any of the liens or security interests which secure the payment or performance of the Primary Senior
Indebtedness, (ii) the validity or the enforceability of the Indenture, the Senior Subordinated Notes, the Subordinated Guaranties or any other document executed in connection therewith, or (iii) the validity or enforceability of this Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Indebtedness. Neither the Agent and the Senior Lenders, nor the Trustee and the Senior Subordinated Noteholders, shall in any event be liable for any failure to prove the Subordinated Obligations; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith.

                     3.4 Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Obligations on the other hand, and, except as otherwise expressly provided herein, none of such provisions shall impair, as between the Companies and the holders of the Subordinated Obligations, the obligations of the Companies, which are unconditional and absolute to pay to such holders all of the Subordinated Obligations in accordance with the terms thereof.

                     3.5 Subrogation, etc. The holders of the Subordinated Obligations shall not be subrogated to the rights of the holders of the Senior Indebtedness in respect of payments or distributions of assets of, or ownership interests in, the Companies made on the Senior Indebtedness, if at all under applicable law, until the Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated.

                     3.6 Permitted Payments of Subordinated Obligations. Radio One may, from time to time, pay or cause to be paid to any holder of Subordinated Obligations, and any such holder may accept and retain, payments or other distributions, including without limitation in respect of any redemption or other payment in respect of the Preferred Stock, to the extent, and solely to the extent, permitted (i) under the Senior Credit Agreement, so long as any Primary Senior Indebtedness thereunder remains unpaid and the Senior Credit Agreement has not been terminated, and (ii) under the Indenture, so long as the Senior Subordinated Notes, and all monetary obligations in connection therewith, remain unpaid, and the Indenture has not been terminated.

                  4. Agreement to Hold in Trust.  If any holder of  Subordinated
Obligations shall receive any payment with respect to the Subordinated Obligations in any form and from any source whatsoever (including, without limitation, any payment or distribution of collateral security, if any, or the proceeds of any collateral security) in violation of this Agreement, it shall hold such payment in trust first, for the benefit of the Senior Lenders and, promptly upon discovery or notice of such violation, pay it over to Agent for the benefit of the Senior Lenders for application to payment of the Primary Senior Indebtedness; and upon receipt of notice from the Agent that the Primary Senior Indebtedness has been paid in full and the Senior Credit Agreement has been terminated, shall thereafter, pay it over to the Trustee for the benefit of the Senior Subordinated Noteholders for application in payment of the Senior Subordinated Notes and other monetary obligations under the Indenture; provided, however, that if any holder of Subordinated Obligations receives the Permitted Prepayment or any interest payment permitted to be made under Section 8.6 of the Senior Credit Agreement or the Indenture, and such holder is not aware that such payment was made in violation of the Senior Credit Agreement or the Indenture, or that a default or event of default exists under the Senior Credit Agreement or the other Loan Documents or the Indenture or the Subordinated Guaranties, and the Agent or the Trustee does not notify such holder of Subordinated Obligations that such payment was made in violation of the Senior Credit Agreement or the Indenture, as the case may be, within 90 days of the date of payment thereof, then the Investors shall be entitled to retain such interest payments or Permitted Prepayment.

                  5. Amendments to Subordinated Agreements/Additional Liens on Collateral. Each Investor covenants and agrees that, unless the Senior Lenders otherwise consent thereto in writing, it will not amend or modify any provision of any of the (a) Warrant Agreement, (b) the Amended and Restated Certificate of Incorporation of the Company, or the Preferred Stockholders' Agreement, or (c) the other Subordinated Agreements, in each such case, so as to effect (i) any obligation to pay any fees or any increase in the rate of interest or dividends charged, declared or accrued thereunder, (ii) any increase in the principal amount or liquidation value of the Subordinated Obligations or any installment due thereunder, or to create any obligation to make a principal payment or payment in respect of redemption, (iii) any additional payment or prepayment or redemption requirements, or requirements in respect of dividends or voting rights, (iv) any acceleration of the maturity date of any payment for principal, redemptions, dividends or interest, (v) amendment of the form or method of payment, (vi) the granting or obtaining of any collateral security or obtaining any lien on any collateral, (vii) providing for any additional covenants (financial or otherwise) or events of default (however defined), Redemption Events or remedies, or making more restrictive any existing covenants or events of default or provisions governing the Preferred Stock or Warrants, (viii) any rights to control the board of directors of any of the Companies, (ix) any changes to
Section 10 of the Preferred Stockholders' Agreement or Articles VI or VIII of the Warrant Agreement or (x) any other amendment which would result in a breach or violation of the Senior Credit Agreement or which could have an adverse effect on the operations of the Companies, the Agent's or the Senior Lenders' security interest in the Collateral or the Agent's or the Senior Lenders' Claims. As used herein, the term "Claims" shall mean the Senior Indebtedness and any and all now existing and future indebtedness, obligations or liabilities, including without limitation any post petition interest, of the Companies to Agent and the Senior Lenders, or the Trustee and the Senior Subordinated Noteholders, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Senior Credit Agreement, the Notes, or any other Loan Documents, or the Indenture or the Senior Subordinated Notes, or the Subordinated Guaranties, as now written or as amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted hereafter or by operation of law or otherwise, including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon. Claims shall also include all such Claims arising as a result of any refinancing of the Claims by another Person in accordance with the terms of this Agreement or (c) obtain any liens on or security interests in any of the assets or Property of the Companies as security for the Subordinated Obligations or otherwise.

                6. Requirement of Notice. (a)The Investors agree to notify Agent and the Senior Lenders and the Trustee, on behalf of the Senior Subordinated Noteholders immediately upon the happening of any of the following:

                              (i) the Investors declare an event of default, elect to exercise rights of any mandatory redemption or put in respect of the Preferred Stock, or elect to exercise any rights to convert the Preferred Stock or Warrants into common stock or indebtedness of the Company or any Subsidiary, under any of the Subordinated Agreements;

                              (ii) the waiver by the Investors of any material default or redemption event under any of the Subordinated Agreements;

                              (iii) the acceleration or occurrence of any event requiring redemption of the Subordinated Obligations, or event which provides increased voting rights to the Investors, or creates an event of default under the Senior Credit Agreement or the Indenture as a result of any change of control provision therein;

                              (iv) actual knowledge of the occurrence of a breach by the Company or any Subsidiary of any event under Section 10 of the Preferred Stockholders Agreement or under the Warrant Agreement which permits the Investors to require the Company to seek a sale of the Company or its assets, or a refinancing of its indebtedness and obligations in respect of the Preferred Stock, in each case, subject to the terms hereof; or

                              (v) actual knowledge of any breach by an Investor under this Agreement, or any Loan Document to which an Investor is a party executed in connection with the Senior Credit Agreement, or the Indenture.

                     (b) Prior to the commencement of any foreclosure action against a Company or acceleration of the Senior Indebtedness by reason of an event of default under the Senior Credit Agreement, or acceleration under the Indenture, each of the Agent and the Trustee, as the case may be, agree to notify the Investors of such event of default (although the failure to give such notice shall not affect the validity of such acceleration or foreclosure action).

                  7. Legend. The Companies and each Investor, for itself and its successors and assigns as holders of Subordinated Obligations, covenant to cause each agreement and instrument representing or evidencing any of the Subordinated Obligations issued or executed by the Companies and either of them and held by the Investors or any agreement securing the Subordinated Obligations including, without limitation, the Preferred Stockholders Agreement, the Warrants, the Warrant Agreement, the Preferred Stock and any other documents or instruments evidencing Subordinated Obligations or Liens or security interests in favor of the Investor in connection with the Subordinated Obligations from time to time, if any, to have affixed upon it a legend which reads substantially as follows:

         "This instrument/agreement is subject to a Standstill Agreement dated as of May 19, 1997 among RADIO ONE, INC., the Subsidiaries of Radio One, Inc. from time to time, the Investors (as defined therein), the Senior Lenders (as defined therein) and NationsBank of Texas, N.A., as Agent to the Senior Lenders (as defined therein) and individually as a Lender, and United States Trust Company of New York, as Trustee for the Senior Subordinated Noteholders (as defined therein). By its acceptance of this instrument/agreement, the holder hereof agrees to be bound by the provisions of such Standstill Agreement to the same extent that each Investor is bound. In the event of any inconsistency between the terms of this instrument/agreement and the terms of such Standstill Agreement, the terms of the Standstill Agreement shall govern and be controlling."

                  8. Limit on Right of Action. Each Investor, for itself and its successors and assigns, agrees for the benefit of the holders of the Senior Indebtedness that until indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture, such Investor will not take any action to accelerate or demand payment by a Company of the Subordinated Obligations, or exercise a right of redemption or a put (to the Company) in respect of the Subordinated Obligations, or exercise any of its remedies in respect of the Subordinated Obligations, to initiate any Reorganization of, or litigation against, a Company, or to foreclose or otherwise realize on any Lien, if any, given by a Company or any other Person to secure the Subordinated Obligations; provided, however, that the Investors may accelerate or exercise a right of redemption of the Subordinated Obligations upon the earlier to occur of (i) a Reorganization of the Company (provided that the Investors agree to rescind any acceleration or notice of mandatory redemption resulting from a Reorganization which is an involuntary proceeding dismissed or discharged within 60 days thereof), (ii) the acceleration of the Primary Senior Indebtedness by the holders thereof, (iii) the date which is 180 days after the date the Investors notify the Agent that one of the events under subsections (a), (b) or (c) of Section 10 of the
Preferred Stockholders Agreement has occurred so long as such event is continuing at the time of acceleration or exercise of the right of redemption or a put (to the Company); provided further, however, after prior written notice to Agent, the Investors may also initiate litigation against the Companies and the Management Stockholders after either one of the events set forth in the foregoing subsections (i) or (ii) have occurred. Notwithstanding the foregoing, the Investors may (x) sue for specific performance of any of the covenants in the Subordinated Agreements pursuant to their Rights thereunder so long as such action is not in conflict with this Agreement, does not involve an acceleration or an exercise of the right of mandatory redemption or a put (to the Company) of the Subordinated Obligations, the creation of any liens, the payment of, or determination of, any obligation for money damages or the payment of any sums whatsoever to the Investors, and (y) take the actions contemplated by Section 10 of the Preferred Stockholders Agreement and Article VI or Article VIII of the Warrant Agreement pursuant to their rights thereunder as in effect on the date hereof; provided, however, that at such time as the Agent and/or the Senior Lenders have commenced to actively pursue the exercise of their Rights under the Loan Documents to conduct a sale of the Collateral securing the Primary Senior Indebtedness, either pursuant to the exercise of foreclosure Rights, an agreed-upon-sale, or deed-in-lieu of foreclosure, or otherwise, or the Trustee on behalf of the Senior Subordinated Noteholders has commenced to actively pursue the exercise of their Rights under the Senior Subordinated Notes or the Indenture, then the Investors shall no longer have the right to take any of the actions permitted to be taken by the Investors hereunder (other than acceleration or exercise of a right to require the Company to redeem any or all shares of Preferred Stock under Section 8.1 of the Preferred Stockholders Agreement, as applicable, the actions permitted under Section 3.3 hereof, or actions to perfect the Investors' rights to payment from any excess proceeds arising from the Pledged Shares after payment in full of the Senior Indebtedness and the termination of the Senior Credit Agreement and the Indenture) until such date as the Agent and/or the Senior Lenders and/or the Trustee on behalf of the Senior Subordinated Noteholders cease such efforts. If at any ti8. me the Agent, the Senior Lenders or the Trustee, on behalf of the Senior Subordinated Noteholder should begin or resume to actively pursue the exercise of their Rights under the Loan Documents or the Indenture or the Subordinated Guaranties, including the conducting of a sale of any of the Collateral by the Agent or any Senior Lender, then the Investors shall again cease taking any actions permitted hereunder. In the event of a dispute with respect to this provision, it shall be the Investors' burden of proof that the Agent or the Senior Lenders or the Trustee on behalf of the Senior Subordinated Noteholders have failed or ceased to actively pursue the exercise of the Rights as described herein.

                  9. Intentionally Deleted.

                  10. Intentionally Deleted.

                  11. Additional Rights of Senior Lenders and the Senior Subordinated Noteholders. If any Investor, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against a Management Stockholder or a Company, a Management Stockholder (relating to the Senior Indebtedness) or a Company may interpose as a defense or plea the making of this Agreement, the Agent may intervene on behalf of the Senior Lenders and interpose a defense or plea in the Agent's name and/or the Senior Lenders' names or in the name of a Management Stockholder or a Company, and the Trustee may intervene on behalf of the Senior Subordinated Noteholders and interpose a defense or plea in the Trustee's name and/or the Senior Subordinated Noteholders' names or in the name of a Management Stockholder or a Company. If any Investor shall attempt to enforce any security agreement, real estate mortgage, deed of trust or any lien instrument or other encumbrance in violation of the terms of this Agreement, the Agent and/or the Senior Lenders may by virtue of this Agreement restrain the enforcement thereof in their name or in the name of the Management Stockholders or the Companies. If any Investor obtains any assets of a Company as a result of any administrative, legal or equitable action, or otherwise, each such Investor agrees forthwith to pay, deliver and assign to the Agent for the benefit of the Senior Lenders any such assets for application to the Senior Indebtedness.

                  12. Companies' Additional Agreement. Each Company agrees with Agent, the Senior Lenders, the Trustee and the Senior Subordinated Noteholders that it will not, without the prior written consent of Agent and the Senior Lenders', and the Trustee on behalf of the Senior Subordinated Noteholders, execute or deliver any negotiable instrument as evidence of the Subordinated Obligations or any part thereof, except as otherwise permitted by this Agreement.

                  13. Rights to Amend Loan Documents and Discontinue Senior Indebtedness. Agent and the Senior Lenders hereby reserve the right, in their sole discretion, to modify, amend, waive or release any of the terms of the Senior Credit Agreement, the Note, or any of its other Loan Documents, and the Trustee on behalf of the Senior Subordinated Noteholders hereby reserves the right, in its sole discretion, to modify, amend, waive or release any of the terms of the Senior Subordinated Notes, or the Indenture or the Subordinated Guaranties, in each case, at any time executed by the Management Stockholders or the Companies or any other Person in connection with the Senior Indebtedness or of any other document relative thereto and to exercise or refrain from exercising any powers or rights which the Senior Lenders or the Senior Subordinated Noteholders may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of Agent's, the Senior Lenders' the Trustee's or any Senior Subordinated Noteholder's rights under this Agreement. Each Investor hereby agrees that Agent and the Senior Lenders, and the Trustee, on behalf of the Senior Subordinated Noteholders, may from time to time, in their sole discretion, amend the instrument and agreements evidencing the Senior Indebtedness, grant extensions of time of payment or performance and make compromises and grant waivers or make settlements with the Companies and each of them or other creditors of the Companies, without affecting the agreements of the Investors, the Management Stockholders or the Companies hereunder. If at any time hereafter, Agent and the Senior Lenders shall, in their own judgment, determine to discontinue the extension of credit to the Companies, they may do so. This Agreement shall continue in full force and effect until the Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated. Notwithstanding the foregoing, Agent and the Senior Lenders agree that they shall not modify any of its Loan Documents (a) to increase the rates of interest payable thereunder above the Default Rate; provided that this clause shall not restrict or prohibit the Agent or the Senior Lenders from charging fees in connection with such Loan Documents, amendments or waivers relating thereto and/or in connection with any over-advance facility that may be extended from time to time in the Senior Lenders' discretion, (b) amend or modify the Senior Credit Agreement so as to further restrict Radio One's ability to make interest or dividend payments on the Subordinated Obligations, (c) to increase the Senior Indebtedness in violation of Section 1.2 hereof or (d) extend the maturity date past the maturity date of the Subordinated Obligations.

         14. Compensation and Indemnity. Radio One shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, in connection with this Agreement. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Radio One shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify Radio One promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify Radio One shall not relieve Radio One of its obligations hereunder. Radio One shall defend the claim and the Trustee may have separate counsel and Radio One shall pay the fees and expenses of such counsel. Radio One need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         15. Further Assurances. Each Company, Management Stockholder and Investor, for itself and its successors and assigns as holders of Subordinated Obligations, covenant to execute and deliver to Agent, the Senior Lenders and the Trustee for the benefit of the Senior Subordinated Noteholders such further instruments and documents and take such further actions as Agent, on behalf of the Senior Lenders and the Trustee, on behalf of the Senior Subordinated Noteholders may from time to time reasonably request. Without limiting the foregoing, in the event that all or part of the Senior Indebtedness is hereafter refinanced, refunded or replaced through the Senior Lenders, the Senior
Subordinated Noteholders and/or any other lender(s) in accordance with this Agreement, the Investors agree to enter into one or more new agreements with the Senior Lenders, the Senior Subordinated Noteholders and/or such lender providing for the subordination of the Subordinated Obligations to at least the same extent, and upon substantially similar terms, as provided in this Agreement.

         16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, telecopy or by any form of delivery (including but not limited to United States Registered or Certified Mail or Federal Express or other overnight delivery service) requiring or providing for a signed receipt, and addressed as set forth on Schedule 15 hereto, or to such other address or addresses as the party to whom such notices directed may have designated in writing to the other parties hereto. Notices shall be deemed given upon the earlier to occur of (i) actual receipt by or delivery to the addressee, or (ii) the third day following deposit thereof with the U.S. Postal Service for delivery via certified or registered mail, postage prepaid.

         17. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of the holders of the Senior Indebtedness and the Subordinated Obligations, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Indebtedness and Subordinated Obligations outstanding or committed to be advanced. The liability of the Investors hereunder shall be reinstated and revived, and the rights of the holders of the Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness in any Reorganization (including without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code), all as though such amount had not been paid.

         18. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by Agent, on behalf of the Senior Lenders, the Trustee, on behalf of the Senior Subordinated Noteholders, and the Investors (unless such amendment or modification shall impose any additional obligations upon the Companies, in which case such amendment or modification shall also require execution by the Companies).

         19.      Applicable Law; Jurisdiction and Venue; Waiver of Jury Trial.

                  (a) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF TEXAS.
FOR PURPOSES OF THIS SUBSECTION 18(a), THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF TEXAS.

                  (b) JURISDICTION AND VENUE. EACH OF THE COMPANIES AND EACH INVESTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUCH PERSON AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN DALLAS COUNTY, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS OR, IF THE AGENT OR THE SENIOR LENDERS INITIATE SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH THE AGENT OR THE SENIOR LENDERS, THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS SHALL INITIATE SUCH ACTION, TO

THE EXTENT SUCH COURT HAS JURISDICTION. EACH OF THE COMPANIES AND EACH INVESTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY THE AGENT OR THE SENIOR LENDERS, OR THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS IN ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 15. EACH OF THE COMPANIES AND THE INVESTORS WAIVES ANY CLAIM THAT DALLAS COUNTY, TEXAS OR THE NORTHERN DISTRICT OF TEXAS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD ANY OF THE COMPANIES OR ANY INVESTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH PERSON SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST SUCH PERSON AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR EACH OF THE COMPANIES AND EACH INVESTOR SET FORTH IN THIS SUBSECTION 18(B) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY AGENT AND/OR THE SENIOR LENDERS OR THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY THE AGENT AND/OR THE SENIOR LENDERS OR THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH OF THE COMPANIES AND THE INVESTORS HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

                  (c) WAIVER OF RIGHT TO JURY TRIAL. EACH OF AGENT, THE SENIOR LENDERS, THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS, THE COMPANIES AND EACH INVESTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         20. Miscellaneous. This Agreement may be signed in any number of counterparts which, when taken together, shall constitute one and the same document. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. In the event of any conflict between the provisions of the Agreement and the provisions of any of the

Loan Documents, the Senior Subordinated Notes, the Indenture, the Subordinated Guaranties, or any of the Subordinated Agreements, the provisions of this Agreement shall control. The Companies shall reimburse the holders of the Senior Indebtedness upon demand for all reasonable costs and expenses (including reasonable attorney's fees and disbursements) paid or incurred by the holders of the Senior Indebtedness in connection with any enforcement of this Agreement in favor of the holders of the Senior Indebtedness.

         21. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         22. No Personal Liability of Management Stockholders. Notwithstanding anything herein to the contrary, neither Jerry A. Moore, III, Alfred C. Liggins, nor Catherine L. Hughes shall have personal liability under this Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            NATIONSBANK OF TEXAS, N.A., as
                            Agent



                            By: /s/ Whitney Busse
                                --------------------------
                            Name: Whitney Busse
                                  ------------------------
                            Title: Vice President
                                   -----------------------

                            /s/ Alfred Liggins
                            --------------------------------
                            Alfred C. Liggins, individually


                            /s/ Catherine L Hughes
                            --------------------------------
                            Catherine L. Hughes, individually


                            /s/ Jerry A Moore
                            --------------------------------
                            Jerry A. Moore, III, individually


                            UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                            By: /s/ Patricia Stermer
                                --------------------------
                            Name: Patricia Stermer
                                  ------------------------
                            Title: Assistant Vice President
                                   -----------------------

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                            RADIO ONE, INC., a Delaware corporation



                            By: /s/ Alfred Liggins
                               --------------------------------
                                     Alfred C. Liggins
                                     President



                            RADIO ONE LICENSES, INC., a Delaware
                            corporation



                            By: /s/ Alfred Liggins
                               --------------------------------
                                     Alfred C. Liggins
                                     President




                            ALTA SUBORDINATED DEBT
                            PARTNERS III, L.P.

                            By: Alta Subordinated Debt Management III, L.P., its General Partner



                            By: /s/ Brian W. McNeill
                                --------------------------
                            Name: Brian W. McNeill
                                  ------------------------
                            Title: General Partner
                                   -----------------------

                            BANCBOSTON INVESTMENTS, INC.



                            By: /s/ Lars A Swanson
                                --------------------------
                            Name: Lars A Swanson
                                  ------------------------
                            Title: Vice President
                                   -----------------------

                            /s/ Grant Wilson
                            -------------------------------
                            Grant M. Wilson


                            SYNCOM CAPITAL CORPORATION


                            By: /s/ Terry L Jones
                                --------------------------
                            Name: Terry L Jones
                                  ------------------------
                            Title: President
                                   -----------------------


                            ALLIANCE ENTERPRISE
                            CORPORATION


                            By: /s/ Divakar Kamath
                                --------------------------
                            Name: Divakar Kamath
                                  ------------------------
                            Title: Executive Vice President
                                   ------------------------

                            GREATER PHILADELPHIA VENTURE
                            CAPITAL CORPORATION, INC.


                            By: /s/ Fred G. Choate
                                --------------------------
                            Name: Fred G. Choate
                                  ------------------------
                            Title: Manager
                                   -----------------------

                            OPPORTUNITY CAPITAL
                            CORPORATION


                            By: /s/ J.P. Thompson
                                --------------------------
                            Name: J. Peter Thompson
                                  ------------------------
                            Title: President
                                   -----------------------


                            CAPITAL DIMENSIONS VENTURE
                            FUND, INC.


                            By: /s/ Dean Pickerell
                                --------------------------
                            Name: Dean Pickerell
                                  ------------------------
                            Title: Vice President
                                   -----------------------


                            TSG VENTURES INC.


                            By: /s/ Duane E. Hill
                                --------------------------
                            Name: Duane E. Hill
                                  ------------------------
                            Title: Principal
                                   -----------------------


                            FULCRUM VENTURE CAPITAL
                            CORPORATION


                            By: /s/ Brian Argrett
                                --------------------------
                            Name: Brian Argrett
                                  ------------------------
                            Title: President
                                   -----------------------

                                    EXHIBIT A

I.       Series A Preferred Stock


--------------------------------- ----------------------------------------------
            Investor              Principal Amount (or Liquidation Value) of
                                  Preferred Stock
--------------------------------- ----------------------------------------------
                                  $_______________
--------------------------------- ----------------------------------------------
                                  $_______________
--------------------------------- ----------------------------------------------

II.      Series B Preferred Stock


--------------------------------- ----------------------------------------------
            Investor              Principal Amount (or Liquidation Value) of
                                  Preferred Stock
--------------------------------- ----------------------------------------------
                                  $_______________
--------------------------------- ----------------------------------------------
                                  $_______________
--------------------------------- ----------------------------------------------

III.     Warrantholders


--------------------------------- ----------------------------------------------
         Name of Holder           Number of Warrants Held
--------------------------------- ----------------------------------------------
                                  _______________
--------------------------------- ----------------------------------------------
                                  _______________
--------------------------------- ----------------------------------------------

                                   Schedule 15


Notice Addresses

         if to the Companies, to the following address:

                  c/o Radio One, Inc.
                  5900 Princess Garden Parkway
                  Lanham, Maryland  20706
                  Attention: Mr. Alfred C. Liggins, President

         if to the Senior Lenders, to the following address:

                  NationsBank of Texas, N.A.
                  901 Main Street, 64th Floor
                  Dallas, Texas  75202
                  Attention:  Ms. Whitney L. Busse

                  and to:

                  Baker & Botts, L.L.P.
                  2001 Ross Avenue
                  800 Trammell Crow Center
                  Dallas, Texas  75201
                  Attention:  Alison C. Courtwright, Esq.

         If to the Senior Subordinated Noteholders, to the following address:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Attention: Corporate Trust Division

         and to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attention: Jeffrey R. Poss, Esq.

         if to the Investors, to the following addresses:

                  Alta Subordinated Debt Partners III, L.P.
                  c/o Alta Subordinated Debt Management III, L.P.
                  Attention:  Brian W. McNeill
                  Burr, Egan, Deleage & Co.
                  One Post Office Square
                  Boston, Massachusetts  02109

                  BancBoston Investments, Inc.
                  Attention:  Sanford Anstey
                  100 Federal Street, 32nd Floor
                  Boston, Massachusetts  02110

                  Grant M. Wilson
                  201 Concord Street
                  Carlisle, Massachusetts  01741

                  Syncom Capital Corporation
                  Attention: Terry L. Jones, President
                  8401 Colesville Road
                  Suite 300
                  Silver Spring, Maryland  20910

                  Alliance Enterprise Corporation
                  Attention:  Tom Gerron
                  12655 North Central Expressway
                  Dallas, Texas  75243

                  Greater Philadelphia Venture Capital Corporation, Inc.
                  Attention:  Fred Choate, General Manager
                  351 East Conestoga Road
                  Wayne, Pennsylvania  19087

                  Opportunity Capital Corporation
                  Attention:  J. Peter Thompson, President
                  2201 Walnut Avenue, Suite 210
                  Freemont, California  94538

                  Capital Dimensions Venture Fund, Inc.
                  Attention:  Dean Pickerell, President
                  Two Applegate Square
                  Suite 335-T
                  Minneapolis, Minnesota  55425-1637

                  TSG Ventures Inc. (formerly Equico Capital Corporation)
                  Attention: Duane Hill
                  1055 Washington Boulevard, 10th Floor
                  Stamford, Connecticut  06901

                  Fulcrum Venture Capital Corporation
                  Attention:  Brian E. Argrette
                  300 Corporate Point, Suite 380
                  Culver City, California  90230

                                   APPENDIX A
                                   ----------



"Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

"Collateral" means all assets of Radio One and the Restricted Subsidiaries and all Equity Interests of Radio One and of each of the Restricted Subsidiaries, whether now owned or hereinafter acquired.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Liquidation Value" has the meaning specified for such term in Radio One's Certificate of Amended and Restated Certificate of Incorporation.

"Permitted Acquisitions" means acquisitions by Radio One and/or the Restricted Subsidiaries made with the consent of the Lenders and made pursuant to acquisition agreements previously approved in writing by the Lenders.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Redemption Events" meaning of which is specified in the Preferred Stockholders Agreement.

"Rights" means rights, remedies, powers and privileges.



                                       i